                       CONSULTING AGREEMENT OF TECH FUND

     THIS AGREEMENT (the "Agreement"), is made and entered into as of this 1st day of December, 1999, by and between TECH FUND, with offices at Chateau Perigord Appt. 275, 6 Lacets St. Leon, MC 98000 Monaco ("Consultant") and DELSOFT CONSULTING, INC., with offices at 106 Bombay Lane, Roswell, Georgia ("Company") (together the "Parties").

     WHEREAS, the Parties desire to formalize the terms and conditions under which Consultant shall provide consulting services to the Company;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valid consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.   Term of Agreement and Renewal.

     The Agreement shall remain in effect from the date of execution hereof through the expiration of a one year period, and may be renewed upon the mutual consent of the Parties.

2.   Nature of Services to be Rendered.

     Consultant shall provide the Company with corporate consulting services in the area of business development in the global IT marketplace. Consultant shall use its best efforts to: (i) introduce the Company to other companies in need of IT consultants (including other IT companies); and (ii) locate and identify to the Company private and/or public IT consulting companies for potential merger with or acquisition by the Company.

3.   Compensation.

     As compensation for its consulting services rendered hereunder, the Company shall pay to Consultant and Consultant shall accept the following:

     (i) The Company, simultaneously with the execution of this Agreement, shall issue to Company's principal, Keith Hall, an option to purchase a total of one million one hundred thousand (1,100,000) shares of the Company's restricted common stock, at $0.16 per share (the "Option"), with "piggy back" registration rights.; and

     (ii) In connection with the location and identification of potential candidates for corporate merger and/or acquisition, the Consultant shall be entitled to receive compensation in an amount equal to ten percent (10%) of the value of the total price paid by the Company for any completed merger or acquisition with an identity located and/or identified by the Consultant (the "Transaction"). One-half of the Consultant's fee shall be paid in cash and one-half in shares of the Company's restricted stock with "piggyback" registration rights. In the event no cash is paid in the Transaction, then the entire fee shall be payable in shares of the Company's stock; should the Transaction involve all cash, then the entire fee to the Consultant shall be payable in cash.

4.   Warranties and Representations of the Consultant.

     In order to induce the Company to enter into this Agreement, the Consultant hereby makes the following unconditional warranties and representations:

     (a) Consultant is not now a party to a consulting agreement with any other corporation or entity involved in a business which is the same as or similar to the Company's.


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     (b) Consultant is permitted to provide consulting services to any corporation or entity engaged in a business identical or similar to the Company's, provided, however, that the Consultant shall keep confidential all information it receives from the Company which is of a confidential or proprietary nature, without disclosure to or for the benefit of any third parties.

5.   Warranties and Representations of the Company.

In order to induce the Consultant to enter into this Agreement, the Company hereby makes the following unconditional warranties and representations:

     (a) The Company is not a party to any other contract or agreement with terms similar to those contained herein.

     (b) All payments required to be made to Consultant hereunder will be made on time and in accordance with the payment terms and conditions set forth herein.

     (c) The Company acknowledges that Consultant does not guarantee its ability to cause the consumption of any contract or merger or acquisition with any corporate candidate.

6.   Issuance of Option to Consultant.

     The Company shall cause to be issued and delivered to Consultant the Option bearing the signatures of its President and Secretary. The Company shall take all corporate action necessary for the Option issuance to be legally valid and irrevocable, including obtaining the prior unanimous written consent of its Board of Directors.

7.   Registration Obligations.

     Should the Company file any registration statement with the SEC for any of its securities to yield gross proceeds of at lease $ 1,000,000, at any time subsequent to the date of execution of this Agreement, the Company shall provide prior written notice of its intention to Consultant and to any subsequent holder of any portion of the Shares and/or Option, at written request and direction of the Consultant and/or subsequent holders, shall thereupon be included in such registration statement.

8.   Waiver of Registration Obligations.

     In the event a NASD-registered broker-dealer shall execute a letter of intent to conduct a firm commitment underwriting of the Company's securities, with anticipated gross proceeds of at least $1,000,000, and shall require that all of the Company's shareholders waive registration rights, Consultant will provide a written waiver of its registration right herein provided.

9.   Expense Reimbursement.

     Consultant shall be entitled to receive cash reimbursement, and the Company shall provide cash reimbursement, of all cash expenses paid by Consultant on behalf of the Company in performance of its duties hereunder. Such expenses shall include without limitation expenses for communications and travel. In no event, however, will Consultant incur on behalf of the Company an expense in excess of $500 without the prior written consent of the Company.

10.  Indemnification of Consultant by the Company.

     The Company shall indemnify and hold harmless Consultant and its principals from and against any and all liabilities and damages in connection with the Company's ownership and operation and, without limiting the foregoing, shall pay the Consultant's legal fees and expenses if the Company is named as a defendant in any proceedings brought in connection with the Company.

11.  Indemnification of the Company by the Consultant.

     Consultant shall indemnify and hold harmless the Company and its principals from and against any and all liabilities and damages arising out of actions taken by Consultant in connection with its services as consultant, which actions were not authorized by the Company.

12.  Arbitration.

     Any and all conflicts, disputes and disagreements arising out of or in connection with any aspect of the Agreement shall be subject to arbitration in accordance with the rules of The American Arbitration Association then in effect. Written Notice of Dispute shall be served by either Party upon the other Party at its address set forth herein or such other address as it shall have provided in writing for that purpose, and the arbitration date shall be set no later than two months from the date such Notice is served. The dispute shall be submitted to The American Arbitration Association headquarters located in Atlanta, Georgia. The Parties designate the Superior Court, Fulton County as the court in which any arbitration award shall be subject to confirmation, and will abide by such confirmation.

13.  Entire Understanding/Incorporation of other Documents.

     This Agreement contains the entire understanding of the Parties with regard to the subject matter hereof, superseding any and all prior agreements or understandings whether oral or written, and no further or additional agreements, promises, representations or covenants may be inferred or construed to exist between the Parties.

14.  No Assignment or Delegation Without Prior Approval.

     No portion of the Agreement or any of its provisions may be assigned, nor obligations delegated, to any other person or party without the prior written consent of the Parties except by operation of law or as otherwise set forth herein.

15.  Survival of Agreement.

     The Agreement and all of its terms shall inure to the benefit of any permitted assignees of or lawful successors to either Party.

16.  No Amendment Except in Writing.

     Neither the Agreement nor any of its provisions may be altered or amended except in a dated writing signed by the Parties.

17.  Waiver of Breach.

     No waiver of any breach of any provision hereof shall be deemed to constitute a continuing waiver or a waiver of any other portion of the Agreement.

18.  Severability of the Agreement.

     Except as otherwise provided herein, if any provision hereof is deemed by arbitration or a court of competent jurisdiction to be legally unenforceable or void, such provision shall be stricken from the Agreement and the remainder hereof shall remain in full force and effect.

19.  Governing Law.

     The Agreement and its provisions shall be construed in accordance with and pursuant to, and governed by, the laws of the State of Georgia, as applicable to agreements to be performed solely within the State of Georgia, without regard to its conflict-of-laws provisions then in effect.

20.     No Construction Against Drafter.

        The Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party causing the drafting hereof.

        IN WITNESS WHEREOF, the Parties have executed the Agreement as of the date first above written.

        DELSOFT CONSULTING, INC.           TECH FUND



        By: /s/ Brian Koch                 By: /s/ Keith Hall
           --------------------------         ---------------------------
           Brian Koch, President              Keith Hall, President

                              COMMON STOCK OPTION
                               (Nontransferable)

                            DELSOFT CONSULTING, INC.

                            (a Georgia Corporation)


     FOR VALUE RECEIVED, DELSOFT CONSULTING, INC. (the "Corporation") hereby grants to KEITH HALL (the "Holder"), subject to the terms and conditions hereinafter set forth, the option to purchase an aggregate of one million one hundred thousand (1,100,000) shares of the common stock without par value (the "Common Stock") of the Corporation.

     1. Term and Exercise.

         (a) This Option may be exercised by the Holder for all, but not less than all, of the Shares of the Common Stock subject to this Option at any time prior to the expiration of this Option, which expiration shall occur five (5) years from the date of the issuance of this Option.

         (b) The Holder shall exercise this Option by surrender to the Corporation of this Option with the Purchase Form attached hereto as Exhibit "A", duly executed, accompanied by payment in cash or by check of the price hereinafter set forth for the Shares of the Common Stock so purchased (the "Option Price").

         (c) Within ten (10) business days following the exercise of this Option by the Holder as hereinabove provided, the Corporation shall cause to be issued in the name of and delivered to the Holder a certificate or certificates representing the Shares of the Common Stock so purchased. The Corporation covenants and agrees that all of the Shares of the Common Stock which may be issued and delivered upon the due exercise of this Option by the Holder shall, upon such issuance and delivery, be fully paid and nonassessable.

     2. Option Price. The Option Price at which the Shares of the Common Stock shall be purchased upon the exercise of this Option shall be $0.16 per share.

     3. Expiration of Option on Certain Additional Events. Anything contained in this Option to the contrary notwithstanding, this Option shall expire and be and become null and void unless, in the event of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation (other than a merger with a wholly owned subsidiary or in which the Corporation is the surviving corporation); any transfer of all or substantially all of the assets of the Corporation; or the dissolution, liquidation or winding-up of the Corporation, this Option shall have been duly exercised, as hereinabove provided, prior to the date which is the record date for determining the holders of Common Stock entitled to vote upon such consolidation, merger, transfer, dissolution, liquidation or winding-up. The Corporation shall give to the Holder at least ninety (90) days' prior notice of the date which shall be the record date for determining the holders of Common Stock entitled to vote upon such consolidation, merger, transfer, dissolution, liquidation or winding-up.

     4. Nontransferability. This Option shall not be assigned, pledged, hypothecated, sold or otherwise transferred or encumbered by the Holder. Notwithstanding the foregoing, this Option shall be exercisable upon the death or permanent disability of the Holder by Holder's heirs, personal representatives, guardians, beneficiaries, devisees, or otherwise.

     5. Notices. Any notice or other communication to the Corporation or to the Holder of this Option shall be in writing and any such notice or communication shall be deemed duly given or made if personally delivered or if mailed, by registered or certified mail, postage prepaid, and if to the Corporation: to the Corporation's office at 106 Bombay Lane, Roswell, Georgia 30076, and if to such
Holder: to Keith Hall, Chateau Perigord Appt. 275, 6 Lacets St. Leon, MC 98000 Monaco, or at such other address as the Corporation or the Holder may designate by notice to the other.

     6. Governing Law. This Option shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

     7. Successors and Assigns. All of the provisions of this Option shall be binding upon the Corporation and its successors and assigns and the Holder, his heirs, personal representatives and guardians.


     IN WITNESS WHEREOF, DELSOFT CONSULTING, INC. has caused this Option to be signed in its Corporate name under its corporate seal by its President and its corporate seal to be hereunto affixed and its execution hereof to be attested by its Secretary, as of this 1st day of December, 1999.




ATTEST:                                     DELSOFT CONSULTING, INC.


/s/ Ben Giacchino   By: /s/ Brian Koch
-------------------------                     ---------------------------
Ben Giacchino                                  Brian Koch, President




ACCEPTED:                                  Date:



------------------------                   -------------------------
Keith Hall, Holder